UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2025

Trump Media & Technology Group Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-40779	85-4293042
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

401 N. Cattlemen Rd., Ste. 200
Sarasota, Florida 34232
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (941) 735-7346

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	DJT	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50	DJTWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

Effective March 3, 2025, the board of directors (the “Board”) of Trump Media & Technology Group Corp. (the “Company”) appointed George Holding as a member of the Board.

The Board has determined that Mr. Holding qualifies as an independent director under the applicable standards of the Board, the Nasdaq Listing Rules, and the Sarbanes-Oxley Act of 2002, as amended. There are no relationships or related party transactions between the Company and Mr. Holding, of the type required to be disclosed under applicable Securities and Exchange Commission rules. Mr. Holding was appointed to serve on the Compensation Committee of the Board. Mr. Holding will receive standard compensatory and other agreements and arrangements provided to other non-employee directors of the Company, including prorated portions of the Company’s standard cash retainer and equity compensation.

Since 2021, Mr. Holding has worked as a Managing Director of Government Relations for Blackstone, Inc.  In this capacity, he advises on geopolitics, performs due diligence, and engages with policymakers.  Mr. Holding previously served as a Member of Congress from 2013 to 2021.  Prior to his election, he served as a United States Attorney, First Assistant United States Attorney, counsel to a United States Senator, and clerk for a U.S. District Court judge, as well as a lawyer in private practice. He has handled a wide variety of issues relating to tax, trade, healthcare, foreign affairs, national security, and intellectual property.  In the U.S. House of Representatives, Mr. Holding was Chairman of the British American Parliamentary Group, the U.K. Caucus, and the India Caucus.  He served as a member of the Ways and Means Committee, Judiciary Committee, Foreign Affairs Committee, Budget Committee, and Ethics Committee.  He has participated in the World Economic Forum, the European Parliament Transatlantic Dialogue, and the NATO Parliamentary Assembly.  Mr. Holding has degrees in classical studies and law from Wake Forest University.

Departure of Existing Director

Effective March 3, 2025, Linda McMahon resigned from the Board, upon her confirmation by the U.S. Senate as Secretary of the U.S. Department of Education. Her resignation is not a result of any disagreement with the Company.

Committee Appointments

As previously disclosed, on February 20, 2025, David Bernhardt was appointed as a member of the Board. Effective March 3, 2025, Mr. Bernhardt was appointed as Chair of the Nominating and Corporate Governance Committee and as a member of the Audit Committee of the Board.

Item 7.01.	Regulation FD Disclosure.

On March 7, 2025, the Company issued a press release announcing the appointment of Mr. Holding and the resignation of Ms. McMahon, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)
Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
99.1	Press Release dated March 7, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trump Media & Technology Group Corp.
Dated: March 7, 2025
	By:	/s/ Scott Glabe
	Name:	Scott Glabe
	Title:	General Counsel